SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 1, 2003



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



            Delaware                 1-12334                95-4114732
            --------                 -------                ----------
 (State or other jurisdiction      (Commission            (IRS Employer
       of incorporation)           File Number)        Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (281)872-1170 Registrant's telecopier number, including area code: (281)872-1213



                                       N/A
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS

      MAY 1, 2003 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXAE) today announced it has participated in two new field discovery wells on prospects delineated in conjunction with its previously announced Texas Onshore Exploration Program that makes use of a major energy company's reprocessed seismic database. The first discovery has been placed on production after laying a natural gas pipeline to the well and the second discovery has been completed and is awaiting a new pipeline connection. These latest two discoveries, added to the new field discovery last fall, bring the Company's success to three new field discoveries from its initial six prospects.

      Despite these recent drilling successes, the financial position of the Company remains precarious. Several additional prospects have been identified under the Texas Onshore Exploration Program, and these prospects are moving toward further delineation and drilling. The Company anticipates its capital needs for these prospects will be approximately $500,000 for the next two months. Since its current cash position precludes it from satisfying these capital needs from current revenues, it is anticipated it will continue to be necessary for the Company to rely upon its previously disclosed credit facility lender for virtually all of its capital needs. Fortune had farmed out half of its interest on each of these two successful prospects to another oil and gas company as previously announced. The Company has also drawn upon funds made available by its previously announced completion fund arrangement with Blue Flame in order to fund the completion costs attributable to its last two successful wells. These arrangements have resulted in a reduction of the Company's initial working interest in both new discoveries to 12.5% with a further reduction to an approximately 12% working interest after payout of the initial completion fund investment.

      The Company has not made a timely filing of its year end results on Form 10-KSB. This failure was due to insufficient funds with which to pay for an audit of its financial statements and the board of directors felt it would be imprudent to proceed with such a filing until an audit had been completed. If this failure continues for an extended period, the Company believes that its common stock will be removed from quotation on the OTC Bulletin Board and that its share price will be reported on pink sheets.

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this Form 8K regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's Annual Report on Form 10-KSB for the year ended December 31, 2001 and its quarterly report on Form 10-QSB for the period ended September 30, 2002, as well as other filings with the Securities and Exchange Commission. There can be no assurance that Fortune will be successful in meeting its expectations.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           FORTUNE NATURAL RESOURCES CORPORATION



                           By:  /s/ Tyrone J. Fairbanks
                                ------------------------------------
                                Tyrone J. Fairbanks
                                Chairman and Chief Executive Officer



Date:  May 1, 2003